Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

RUSH ENTERPRISES, INC. NAMES MICHAEL J. MCROBERTS AS CHIEF OPERATING OFFICER

SAN ANTONIO, July 8, 2016 (GLOBE NEWSWIRE) -- Rush Enterprises, Inc. (NASDAQ:RUSHA) (NASDAQ:RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Board of Directors appointed Michael J. McRoberts as Senior Vice President and Chief Operating Officer the Company, effective immediately. In his new role, McRoberts is responsible for all Rush Truck Centers’ operations, including sales of aftermarket parts, service and body shop operations and the Company’s vehicle up-fitting, CNG fuel systems and vehicle telematics business. McRoberts continues to report to W.M. "Rusty" Rush, Chairman, Chief Executive Officer and President of the Company, while Corey H. Lowe and Richard J. Ryan, Senior Vice President – Peterbilt Dealerships and Senior Vice President – Navistar Dealerships, respectively, now report to McRoberts.

“I am pleased to announce the promotion of Michael McRoberts to Senior Vice President and Chief Operating Officer of the Company,” stated Rush. "Since he joined the Company in April 2011, McRoberts has provided invaluable insight and leadership in support of the Company’s continued investment in our long-term growth strategy. I am confident that his experience and management expertise will serve the Company well in his expanded role, where he will be working side-by-side with Corey Lowe and Rich Ryan, along with the rest of the Rush Enterprises team, to help ensure that the Company achieves the strategic goals we set for 2020, which include $7.0 billion in annual revenues with a pretax profit margin of 4%,” explained Rush. “As we have previously disclosed, our 2020 strategic goals are heavily focused on the parts, service and operational aspects of our business. Going forward, I believe our new reporting structure will provide a more cohesive and connected team, which will help drive the alignment, coordination and integration of our corporate office with our teams operating in the field,” Rush concluded.

McRoberts has been with the Company since April 2011, serving in various senior management roles, including most recently as Senior Vice President – Dealer Operations. Prior to joining the Company, McRoberts served as the Vice President, General Manager and Chief Operating Officer of the Scully Companies, a regional full-service leasing and dedicated contract carriage organization. His background also includes 13 years of experience with other commercial vehicle dealerships, serving in various senior management positions, including Chief Financial Officer and President. McRoberts has a Bachelor of Science in Accounting from Southern Illinois University.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in the United States. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs — from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide vehicle up-fitting, CNG fuel systems, vehicle telematics products, chrome accessories, and tires. For more information, please visit www.rushenterprises.com.

Certain statements contained herein, including those concerning the Company’s strategic goals for 2020, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission.